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                                                                Exhibit (23)-1
                                                                (3/31/95 10-Q)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements and related Prospectuses of Wisconsin Energy Corporation, listed below, of our report dated February 8, 1995, which expresses an unqualified opinion and includes an explanatory paragraph relating to Northern States Power Company's change in method of accounting for certain postretirement health care costs in 1993, appearing in Item 8 of the Annual Report on Form 10-K of Northern States Power Company (Minnesota) (File No. 1-3034) for the year ended December 31, 1994.

   1. Registration Statements on Form S-3 (Registration Nos. 33-43737 and 33-57765) - Stock Plus Investment Plan

   2. Registration Statement on Form S-8 (Registration No. 33-34656) - Represented Employee Savings Plan

   3. Registration Statement on Form S-8 (Registration No. 33-34657) - Management Employee Savings Plan




/s/ Deloitte & Touche LLP
- -------------------------
    DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
May 12, 1995


























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